EXHIBIT 11

                           COMPUTATION OF PER SHARE EARNINGS
                         (In thousands, except per share data)
                                                  Three Months Ended   Six Months Ended
                                                       June 30,             June 30,
Basic Per Share Earnings (Loss)                     1998      1997      1998      1997


Average shares outstanding during period           21,506    19,857    21,406    19,851
                                                  =======   =======   =======   =======




Net loss                                          $  (665)  $  (702)  $(1,657)  $(1,398)

Undeclared cumulative dividends on Series B
  and Series C Senior Preferred Stock                 (50)     ( 50)     (100)     (100)
                                                  -------   -------   -------   -------
Net loss applicable to common shares              $  (715)  $  (752)  $(1,757)  $(1,498)
                                                  =======   =======   =======   =======




Basic loss per common share                       $  (.03)  $  (.04)  $  (.08)  $  (.08)
                                                  =======   =======   =======   =======





                                         EXHIBIT 11

                         COMPUTATION OF PER SHARE EARNINGS (Cont'd)
                           (In thousands, except per share data)
                                                  Three Months Ended   Six Months Ended
                                                       June 30,            June 30,
Diluted Per Share Earnings (Loss)                   1998      1997      1998      1997


Average shares outstanding during period           21,506    19,857    21,406    19,851


Employee stock options assumed exercised              324         -       473         -

Dilutive effect of convertible securities computed by the "if converted" method:

  Series A preferred stock                             95        95        95        95
  Series B & C preferred stock                      1,986     1,986     1,986     1,986
                                                  -------   -------   -------   -------
                                                   23,911    21,938    23,960    21,932
                                                  =======   =======   =======   =======




Net loss applicable to common shares              $  (665)  $  (703)  $(1,657)  $(1,398)
                                                  =======   =======   =======   =======




Diluted net loss per common share                 $  (.03)  $  (.03)  $  (.07)  $  (.06)
                                                  =======   =======   =======   =======









                                            -20-